                                 EXHIBIT 10.51


                  Common Stock and Warrant Purchase Agreement
                 with Siemens Nixdorf Information Systems Inc.
                             dated August 21, 1994













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                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT



         THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated as of August 21, 1994, by and between Pyramid Technology Corporation, a Delaware corporation (the "Company") and Siemens Nixdorf Information Systems, Inc., a Massachusetts corporation (the "Purchaser").


                                   SECTION 1

                        SALE OF COMMON STOCK AND WARRANT

         1.1 Sale of Common Stock and Warrant. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing (as defined below), for an aggregate purchase price of $17,250,000 (i) 2,000,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), and (ii) a warrant to purchase up to 1,330,000 shares of Common Stock (the "Warrant Shares") at an exercise price of $10.00 per share and on such other terms and conditions as are specified in substantially the form of warrant attached as Exhibit A hereto (the "Warrant").

         1.2 Closing Date. The closing of the purchase and sale of the Shares and the Warrant (the "Closing") shall be held at the law offices of Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California at 10:00 a.m. not later than the third business day following expiration or early termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and satisfaction of all closing condi-tions set forth in Sections 4 and 5 hereof or at such other time and place upon which the Company and the Purchaser shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         1.3 Delivery. At the Closing, the Company will deliver to the Purchaser (i) a certificate registered in the name of the Purchaser representing the Shares, against payment of the purchase price of $17,250,000 therefor by check payable to the order of the Company or by wire transfer in same day funds to the Company's account, (ii) the duly executed Warrant, and
(iii) all documents and certificates required to be delivered under Section 4 of this Agreement.

         1.4 Legend. The certificate for the Shares and the Warrant shall be subject in each case to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer and rights of first refusal herein, such legend to be substantially as follows:

                 "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemp-tion from such registration.

                 "The securities represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, and rights of first refusal set forth in a certain Common Stock and Warrant Purchase Agreement dated as of August 19, 1994, a copy of which may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

None of the Shares or the Warrant may be sold, assigned, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption from such registration is available and perfected.


                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the disclosure statement dated the date hereof (the "Disclosure Schedule"), delivered in connection with this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

         2.1 Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company or any of its Subsidiaries, their condition (financial or otherwise), their results of operations, their assets, their liabilities or their business, taken as a whole ("Material Adverse Effect"). The Company has furnished to the Purchaser true and correct copies of its Certificate of Incorporation and Bylaws, as amended to date, and will furnish true and correct copies of any amendments thereto through the term of this Agreement.




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         2.2     Capitalization.  The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.01 par value, of which at August 11, 1994, 13,418,189 shares were issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonasses-sable. As of August 11, 1994, the Company has duly reserved a total of 6,116,666 shares of its Common Stock for issuance under its Amended 1982 Incentive Stock Option Plan, of which 2,670,788 shares are duly reserved for issuance upon exercise of outstanding options; a total of 400,000 shares for issuance under its Executive Officers Nonstatutory Stock Option Plan, of which 20,313 shares are duly reserved for issuance upon exercise of outstanding options; a total of 160,000 shares for issuance under its Amended and Restated Directors' Option Plan, of which 99,500 shares are duly reserved for issuance upon exercise of outstanding options; and a total of 1,150,000 shares for issuance under its 1987 Employee Stock Purchase Plan. On December 8, 1988, the Company entered into a Common Shares Rights Agreement (the "Rights Agreement") with Bank of America, NT & SA, and has announced the distribution of rights under the Rights Agreement to all stockholders of record as of January 17, 1989. In addition, effective upon the Closing, the Company has duly authorized the reservation of such number of shares of Common Stock as shall be necessary to provide for the exercise of the Warrant. Except as provided or described in this Agreement, there are no other options, warrants, conversion privileges, convertible securities or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of any of the Company's capital stock or other securities.
Schedule 2.2 to the Disclosure Statement identifies, assuming the consummation at the Closing of the transactions contemplated hereby (1) to the best of the Company's knowledge, based upon filings pursuant to Section 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") received by the Company as of December 31, 1993, and based upon filings pursuant to Section 13(d) of the Exchange Act received as of the date hereof, each record and beneficial owner of 5% or more of the outstanding Common Stock, including the name, address and number of shares of Common Stock held by each such holder. Except as provided in this Agreement, immediately prior to the Closing there were, and upon the Closing there will be, no preemptive or similar rights to purchase or otherwise acquire shares of Voting Stock of the Company or its Subsidiaries pursuant to any provision of law, the Certificates of Incorporation or By-laws of the Company, in each case as amended to the date hereof, or any agreement to which the Company is a party, or otherwise; there was, and upon the Closing there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, etc.) with respect to the sale or voting of any





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
shares of the Company's Voting Stock (whether outstanding or issuable upon conversion or exercise of outstanding securities), except as contemplated by this Agreement. To the best of the Company's knowledge, the Company has not violated Section 5 of the Securities Act or any state securities or blue sky laws in connection with the issuance of any shares of Common Stock or other securities prior to or on the date hereof to the extent any such violation would have a material adverse effect on the Company or any of its Subsidiaries, taken as a whole.

         Subject to normal year-end adjustment and except for obligations incurred in the normal course of business that are not required to be reflected, reserved against, accrued for or otherwise disclosed on the Company's unaudited consolidated balance sheet in order for such balance sheet to fairly present the financial condition of the Company and the Subsidiaries as of July 1, 1994 in accordance with generally accepted accounting principles consistently applied, to the best of the Company's knowledge (a) the Company and the subsidiaries of the Company which are consolidated with the Company for financial accounting purposes (the "Subsidiaries") had no liabilities, obligations, payments or commitments exceeding $100,000 (whether matured or unmatured, fixed or contingent) that were not provided for on such balance sheet or described in the notes thereto and (b) all reserves established by the Company and set forth on the balance sheet were adequate in all material respects.

         2.3 Authorization. The Company has all corporate right, power and authority to enter into this Agreement, the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement") and the Warrant and to consummate the transactions contemplated hereby and thereby. All requisite corporate and stockholder action on the part of the Company, its directors and stockholders necessary for (i) the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrant by the Company, (ii) the authorization, sale, issuance and delivery of the Shares and the Warrant Shares upon exercise of the Warrant pursuant to the terms thereof, and (iii) the performance of the Company's obligations hereunder and under the Registration Rights Agreement and the Warrant have been duly authorized and taken. This Agreement and, as of the Closing, the Registration Rights Agreement and the Warrant will have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable





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
remedies, and to limitations of public policy as they may apply to Section 7 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon exercise of the Warrant in accordance with the terms thereof, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The issuance and sale of the Shares, the Warrant and the Warrant Shares upon exercise of the Warrant will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence either on the date hereof or immediately prior to the Closing.

         2.4 No Conflict. Subject to compliance with the HSR Act, the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to the creation of any lien, security interest or encumbrance, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company or any judgment, order decree, statute, law, ordinance, rule ore regulation applicable to the Company, its properties or assets, or (ii) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, which violation under this Section 2.4(ii) would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole, or materially impair or restrict its power to perform its obligations as contemplated hereby or thereby.

         2.5 Accuracy of Reports. The Company has, since September 30, 1990, filed with the Securities and Exchange Commission ("SEC") all forms, reports and documents (collectively, the "SEC Reports") which it has been required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Each of the SEC Reports complied as of its filing date in all material respects with all applicable requirements of the Exchange Act. Except as subsequently disclosed or corrected in an SEC Report filed prior to the date of this Agreement, none of such SEC Reports, including, without limitation, any financial statement, schedule or footnote included therein, contained at the time filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.





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
         2.6 Financial Statements and Changes. The Company's (a) unaudited consolidated balance sheet as of July 1, 1994 and the related consolidated statement of income, cash flows and stockholders' equity for the interim period then ended contained in the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 1994 (together with footnotes), and (b) audited consolidated balance sheets as of September 30, 1993 and 1992 and the related audited consolidated statements of income, cash flows and stockholders' equity for the fiscal years then ended contained in the Company's Annual Report on Form 10-K for the years ended September 30, 1993 and 1992 (together with footnotes) (i) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) are in accordance with the books and records of the Company and its Subsidiaries, (iii) have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any period may have been omitted in accordance with the applicable rules of the SEC under the Exchange Act) consistently applied except as noted therein and except, in the case of unaudited interim financial statements, for normal year-end adjustments, (iv) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates set forth therein and the results of operations and cash flows for the Company and its consolidated Subsidiaries for the respective fiscal periods set forth therein and (v) are true and correct in all material respects. Except as otherwise disclosed herein or in the SEC Reports, since July 1, 1994, there has been no material adverse change in the business condition (financial or otherwise), results of operations, assets, liabilities or obligations of the Company and its consolidated Subsidiaries, taken as a whole. Except as set forth on Schedule 2.6 to the Disclosure Schedule, since July 1, 1994 there has not been (a) any material adverse change in the condition (financial or otherwise), operations, results of operations, assets, liabilities, or business of the Company or any of the Subsidiaries, (b) any liabilities or obligations that involve payments or commitments in excess of $100,000 (whether contingent or otherwise) incurred by the Company or any of the Subsidiaries, other than current liabilities or obligations incurred in the ordinary course of business, (c) any assets or properties of the Company or any of the Subsidiaries having a value in excess of $100,000 individually or $250,000 in the aggregate made subject to a lien of any kind, (d) any cancellation of any debts or claims held by the Company or any of the subsidiaries, in either case having a value in excess of $100,000 individually or $250,000 in the aggregate, (e) any payment of dividends on, or otherwise distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company





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
or any of the Subsidiaries, or any agreement or commitment therefor, (f) any issuance of any stock, bonds or other securities of the Company or any of the Subsidiaries except as contemplated by this Agreement and except for the grant or exercise of options and the issuance of stock to directors, officers, employees and consultants in connection with their service to the Company and the Subsidiaries, (g) any sale, assignment, transfer or other disposition (other than in the ordinary course of business) of any tangible or intangible assets of the Company or any of the Subsidiaries, having a value in excess of $100,000 individually or $250,000 in the aggregate, (h) any loan by the Company to any officer, director, employee or stockholder of the Company or any of the Subsidiaries, or any agreement or commitment therefor other than travel advances or other advances not in excess of $2,500 as to any such person or $25,000 as to all such persons, (i) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any of the Subsidiaries by an amount exceeding 10% of such compensation prior to such increase or (j) any change in the accounting methods or practices followed by the Company or any of the Subsidiaries or any change in depreciation policies or rates therefore adopted.

         2.7 Consents, etc. No consent, approval or authorization of or designation, declaration or filing with (i) any governmental authority or (ii) any third party (pursuant to any of the Company's contracts or otherwise) which absence of such third party consent would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole, or materially impair or restrict its power to perform its obligations hereunder, on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the Warrant or the Warrant Shares upon exercise of the Warrant, or the consummation of any other transaction contemplated hereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration of any waiting periods thereunder and such filings as may be required to be made with the SEC and the NASD, filings or notices, if any, to be made in compliance with applicable blue sky requirements and any other filings agreed by counsel to the Company and counsel to the Purchaser to be required under applicable law.

         2.8 Amendment to Rights Agreement. All necessary corporate action required under the Rights Agreement to amend the Rights Agreement has been duly authorized and taken (or will have been duly authorized and taken prior to the Closing) so that the issuance of the Shares, the Warrant and the Warrant Shares upon exercise of the Warrant and any purchases by the Purchaser of





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
Voting Stock pursuant to Section 7.8 below shall not cause the Purchaser to become an "Acquiring Person" or cause a "Shares Acquisition Date", "Distribution Date" or "Triggering Event" to occur (each as defined in the Rights Agreement).

         2.9 Intellectual Property Rights. In each case, except as set forth on Schedule 2.9 to the Disclosure Schedule:

                 (a) each of the Company and the Subsidiaries owns, possesses, and has the right to use, has the right to bring actions for the infringement of, or where necessary, has made timely and proper application for, all Intellectual Property Rights (as hereinafter defined) necessary or required for the conduct of its business as currently conducted.

                 (b) no royalties, honorariums or fees in excess of $50,000 per annum are payable by the Company or its Subsidiaries to other persons by reason of the ownership or use of said Intellectual Property Rights;

                 (c) to the best of the Company's knowledge, no product or service that is manufactured, marketed, performed or sold by the Company or the Subsidiaries violates any license or infringes any Intellectual Property Rights of another, nor is there any pending or written threat of a claim or litigation against the Company or Subsidiaries (nor does there exist any basis therefor) contesting the validity of, or right to use, any of the foregoing Intellectual Property Rights;

                 (d) none of the Company or the Subsidiaries has received notice that any of such Intellectual Property Rights, or that the operation or proposed operation of the Company's or the Subsidiaries' businesses, conflicts or will conflict with the asserted rights of others; and

                 (e) the Company has not granted any exclusive rights to any third party to develop, manufacture, use, market or service the Company's current products.

         As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, Proprietary Technology (as hereinafter defined), patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, knowhow, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae used by the Company in its businesses. As used herein, "Proprietary Technology" means all source code, designs, algorithms, layouts, processes, inventions, trade secrets, knowhow and other proprietary rights owned or licensed by the Company or the Subsidiaries pertaining to any product or service manufactured, marketed, performed or sold, or proposed to be manufactured, marketed, performed or sold (as the case may be), by the Company or the Subsidiaries or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media embodying or relating to the above, including, without limitation, manuals, models, prototypes, memoranda, knowhow, notebooks, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

         2.10 Litigation. Except as set forth on Schedule 2.10 to the Disclosure Schedule, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Claims"), pending and served or of which the Company or any Subsidiary has received written notification or, to the Company's best knowledge, threatened against the Company or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; except as set forth on Schedule 2.10 to the Disclosure Schedule, to the best of the Company's knowledge, there are no orders, judgments or decrees of any court or governmental agency which would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole, that apply to the Company or any of the Subsidiaries. Also set forth on Schedule 2.10 are all lawsuits filed and served by or against the Corporation or any Subsidiary during the previous two (2) years that involves claims in excess of $500,000.

         2.11 Taxes. The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns that are required to be filed by them on or prior to the Closing and all such returns are true and complete. The Company and the Subsidiaries have paid all taxes pursuant to such returns or pursuant to any assessments received by them or which they are obligated to withhold from amounts owing to any employee, creditor or third party. Except as disclosed on Schedule 2.11 to the Disclosure Schedule, the Company has not been notified in writing of any examination by the Internal Revenue Service or by appropriate state or departmental tax authorities of any Federal, state or local income tax or franchise tax returns of or with respect to the Company or any of the Subsidiaries through all relevant periods. The liability for taxes payable on the Company's unaudited consolidated balance sheet as of July 1, 1994 are sufficient for the future payment of all accrued

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and unpaid Federal, state, local and foreign taxes as of such date, the failure for which to provide would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as whole. Except as set forth on Schedule 2.11 to the Disclosure Schedule, the Company and the Subsidiaries have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

         2.12 Agreements. Except as set forth on Schedule 2.12 to the Disclosure Schedule, to the best of the Company's knowledge, the Company and the Subsidiaries are not parties to any material written or oral contract or commitment not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Company and the Subsidiaries are not parties to any written or oral (i) contract or commitment with any labor union,
(ii) contract or commitment for the future purchase of fixed assets in excess of $250,000 in the aggregate or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, (iii) contract or commitment for the employment of any officer, individual employee or other person on a full-time basis or any contract with any individual on a consulting basis, except for such similar contracts listed in the documents filed by the Company with the SEC pursuant to the Exchange Act, (iv) bonus, pension, profit-sharing, retirement, stock purchase, stock option, or extraordinary hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others,
(v) agreements, indentures or commitments relating to the borrowing of money in excess of $250,000 in the aggregate or to the mortgaging, pledging or otherwise placing a lien on any assets of the Company or the Subsidiaries (other than relating to equipment held under capitalized leases or secured by purchase money security interests), (vi) guaranty of any obligation (other than any obligation of a Subsidiary) in excess of $250,000 in the aggregate, (vii) lease or agreement under which the Company or the Subsidiaries are lessees of or hold or operate (A) any real property or (B) personal property pursuant to which annual rental payments to the lessor thereof exceed $250,000 (other than as incidental to the leasing of any real property), (viii) lease or agreement under which the Company or the Subsidiaries are lessor of or permits any third party to hold or operate any property, real or personal, owed or controlled by the Company or the Subsidiaries, (ix) agreement or other commitment for capital expenditures in excess of $250,000 individually, (x) contract or agreement under which the Company or the Subsidiaries are obligated to pay any broker's fees, finder's fees or any such similar fees to any third party (other than as are incidental to the operation of its business in the ordinary course of business consistent with industry practices), (xi) contract or agreement for the payment or receipt of any royalty, (xii) license for the use of any patent, knowhow, trademark, trade name, copyright or other intellectual property which is material to the financial condition or operations of the Company or (xiii) any other contract, agreement, arrangement or understanding that is material to the financial condition or operations of the Company and the Subsidiaries, taken as a whole. The Company has furnished or made available to counsel for the Purchaser true and correct copies of all such agreements and such other documents as have been requested by the Purchaser or their authorized representatives. Each of the foregoing contracts are valid, binding and in full force and effect in accordance with its terms.

         2.13 Compliance. Except as set forth on Schedule 2.13 to the Disclosure Schedule, to the best of the Company's knowledge, the Company and the Subsidiaries have (or have applied for and which none of the Company or any Subsidiary has any reason to believe and does not believe will not be obtained in due course) all governmental approvals, authorizations, consents, qualifications, licenses and permits necessary or required to conduct their business as currently conducted or as planned to be conducted where the failure to obtain such approvals, authorizations, consents, qualifications, licenses and permits would result in liability in excess of $200,000 or materially impede the timely development of any of the products being developed by the Company or any Subsidiary. To the best of the Company's knowledge, the Company and the Subsidiaries are currently and at all times since inception have been in compliance with all Federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to the provisions of health insurance, environmental protection, occupational safety and health, Federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", warranties and trade practices) applicable to their business where the failure to be in compliance would result in liability in excess of $250,000 or materially impede the timely development of any of the products being developed by the Company or any Subsidiary; and, to the best of the Company's knowledge, all such licenses, qualifications and permits are in full force and effect and no violations exist in respect of any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof.

         2.14 Disclosure. Neither this Agreement, the Disclosure Schedule, the Warrant, or the Registration Rights Agreement contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under such statements were made, in order to make the statements contained herein and therein, not misleading.

         2.15 Certain Transactions. Except as set forth in the Company's SEC Reports, no executive officer or director of the Company or any Subsidiary has engaged in any transaction since September 30, 1990 that would require disclosure in the document filed with the Commission pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

         2.16 Insurance. Each of the Company and the Subsidiaries maintains such insurance coverage, including amounts, described on Schedule 2.16 to the Disclosure Schedule. Such insurance listed on Schedule 2.16 to the Disclosure
Schedule is outstanding and in full force and effect and all premiums with respect to such policies are currently paid. Each of the Company and the Subsidiaries has not during the past three (3) fiscal years been denied or had revoked or rescinded any insurance policy.

         2.17 Definitions. As used in this Section 2, the term "to the best of the Company's knowledge" shall mean actual knowledge of the officers, directors and key employees of the Company or the Subsidiaries obtained in the management of his or her business affairs after making due inquiry of officers, directors, and key employees of the Company and the Subsidiaries.


                                   SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         3.1 Investment. The Purchaser will acquire the Shares, the Warrant and any Warrant Shares purchased from the Company pursuant to this Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares, the Warrant and any Warrant Shares purchased by it from the Company pursuant to this Agreement have not been, and will not be, registered (unless sold in connection with a public offering by the Company or pursuant to a demand registration under the Registration Rights Agreement) under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed in this Section 3.1.

         3.2 Organization. The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

         3.3 Authority. The Purchaser has all corporate right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 7 of the Registration Rights Agreement. Subject to compliance with the HSR Act and such filings as may be required to be made with the SEC and any exchange or quotation system on which the Purchaser's securities are listed or designated, the execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any provision of the Certificate or Articles of Incorporation or Bylaws of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

         3.4 Government Consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares or the Warrant, the issuance of the Warrant Shares upon exercise of the Warrant or the consummation of any other transaction contemplated hereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration of any waiting periods thereunder and such filings as may be required to be made with the SEC and any exchange or quotation system on which the Purchaser's securities are listed or principally traded.

         3.5 Investigation. The Purchaser has had a reasonable opportunity to discuss the Company's business management and financial affairs with the Company's management.

         3.6 Financing. The Purchaser has or will have the funds to provide the Company with the funds necessary to consummate the transactions to occur at the Closing.


                                   SECTION 4

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         The obligation of the Purchaser to purchase the Shares and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the Purchaser:

         4.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         4.2 Covenants. All covenants, agreements and conditions (including corporate proceedings) contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         4.3 Opinion of Company's Counsel. The Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to it, dated the Closing Date, in substantially the form attached hereto as Exhibit C.

         4.4 No Order Pending. There shall not then be pending or threatened in writing any order, injunction or other action by any court, arbitrator or governmental body or authority enjoining or restraining the transactions contemplated by this Agreement or imposing any material condition on the consummation thereof.

         4.5 HSR Act. The Purchaser and the Company shall have filed such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the applicable waiting periods under such HSR Act shall have expired (or been terminated) without notice from such governmental agencies that additional inquiries are being made.

         4.6 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or imposing material conditions on such sale, or requiring any consent or approval of any person which shall not have been obtained (including blue sky filings) to issue the Shares, the Warrant or the Warrant Shares (except as otherwise provided in this Agreement).

         4.7 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate in substantially the form attached hereto as Exhibit D, executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement.

         4.8 Technology Agreement. The Company shall have delivered to the Purchaser a duly executed counterpart of the license and OEM agreements on terms and conditions satisfactory to Purchaser in its sole discretion, which agreement shall include at a minimum the terms and conditions set forth on Exhibit E attached hereto (the "Technology Agreement"). Notwithstanding anything to the contrary herein, in the event of a material breach by the Company of its obligations under the Technology Agreement, all of the restrictions on Purchaser's ability to transfer Voting Stock set forth in
Section 7.6 shall terminate and, except with respect to a transfer by the Purchaser of Voting Stock then held by the Purchaser which represents 20% or more of the Total Voting Power of the Company in a single transaction to a single person or group (as defined hereinafter), the Company's right of first refusal set forth in Section 8 hereof, shall terminate.

         4.9 Registration Rights Agreement. The Company shall have delivered to the Purchaser a duly executed counterpart of the Registration Rights Agreement.

         4.10 Material Adverse Change. There shall not have occurred or been discovered (whether through due diligence review or otherwise) since July 1, 1994, the date of the Company's most recent balance sheet any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole.

         4.11 Corporate Authorizations. Purchaser shall have received (i) certified copies of the resolutions adopted by the Company's Board of Directors, authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant, the Technology Agreement and (ii) copies of the

Company's Certificate of Incorporation and By-Laws, as in effect on the Closing Date.


                                   SECTION 5

                      CONDITIONS TO OBLIGATIONS OF COMPANY

         The Company's obligation to sell and issue the Shares and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the Company:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.2 Covenants. All covenants, agreements and conditions (including corporate proceedings) contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 No Order Pending. There shall not then be pending or threatened in writing in effect any order, injunction or other action by any court, arbitrator or governmental body or authority enjoining or restraining the transactions contemplated by this Agreement or imposing any material condition on the consummation thereof.

         5.4 HSR Act. The Purchaser and the Company shall have filed such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the applicable waiting periods under such HSR Act shall have expired (or been terminated)without notice from such governmental agencies that additional inquiries are being made.

         5.5 No Law prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or imposing material conditions on such sale, or requiring any consent or approval of any person which shall not have been obtained (including blue sky filings) to issue the Shares, the Warrant or the Warrant Shares (except as otherwise provided in this Agreement).

         5.6 Compliance Certificate. The Purchaser shall have delivered to the Company a certificate substantially in the form attached hereto as Exhibit E, executed on behalf of the Purchaser by an executive officer of the Purchaser, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.7 Technology Agreement. The Purchaser shall have delivered to the Company a duly executed counterpart of the Technology Agreement on terms and conditions satisfactory to the Company in its sole discretion, which agreement shall include at a minimum the terms and conditions set forth on Exhibit E hereto.

         5.8 Registration Rights Agreement. The Purchaser shall have delivered to the Company a duly executed counterpart of the Registration Rights Agreement.


                                   SECTION 6

                            COVENANTS OF THE COMPANY

         Until the termination of this Agreement in accordance with Section
10.2 hereof or the particular covenant, as the case may be:

         6.1 Sale of Additional Shares. The Company shall take such action as is reasonably necessary, including any necessary amendment to the Rights Agreement and any action required under the Registration Rights Agreement, subject to compliance with applicable law (including federal and state securities laws), to issue and sell to the Purchaser any Shares or Warrant Shares or any additional securities which the Purchaser shall be entitled to purchase from the Company pursuant to this Agreement.

         6.2     Membership on the Board of Directors.

                 (a) Upon or after the Closing, the Company shall cause to be appointed as a director to the Company's Board of Directors, at the request of the Purchaser, any person designated by the Purchaser and approved by the Company, which approval shall not unreasonably be withheld. Any such person shall serve until such person's successor has been duly elected and qualified. Thereafter, the Company shall include in the slate of nominees recommended by the Company's Board of Directors or management to stockholders for election as directors at each annual meeting of stockholders of the Company any person designated pursuant to this paragraph, or such substitute as may be designated by the Purchaser and who is reasonably acceptable to the Company, and the Company shall use its best efforts to cause the shares for which the Company's management or directors hold proxies or are otherwise entitled to vote to be voted in favor of the election of such designee to the extent necessary to ensure his election, assuming that all Voting Stock beneficially owned by the Purchaser is voted for such designee. In the event that any such designee shall cease to serve as a director for any reason, the Company shall use its best efforts to fill such vacancy by a designee of the Purchaser approved by the Company, which approved shall not be unreasonably withheld.
Notwithstanding the foregoing, the Company's obligation under this paragraph and under paragraphs 6.3, 6.4 and 6.5 below shall terminate if the percentage interest of the Purchaser in the Total Voting Power of the Company, after adjustment for the exercise, or failure to exercise, of the right to maintain by the Purchaser pursuant to Section 7.8 below (except in the event of a delaying notice pursuant to Section 7.8(e)) is less than 5% (even if the Purchaser's percentage interest should subsequently increase for any reason to 5% or more).

                 (b) The Company shall be entitled to excuse any designee of the Purchaser serving as a director on the Company's Board of Directors from all discussions and deliberations of the Board of Directors of the Company (or any committee constituted by the Board) concerning competitors of the Purchaser or relationships between the Company and the Purchaser. Upon notice to the Purchaser's designee, the Company may refrain from sending or providing to the Purchaser, or the Purchaser may refuse to receive, any information otherwise disseminated to the directors of the Company concerning competitors of the Purchaser or relationships between the Company and the Purchaser. The Company shall not be obligated to compensate a designee-director of the Purchaser on the same terms as other outside directors but shall provide all rights and benefits of indemnity to such designee- director as are provided such other directors.

         6.3 Information Rights. So long as Purchaser holds at least 5% of the Total Voting Power of the Company, the Company shall provide to the Purchaser copies of all SEC Reports filed by Company with the Securities and Exchange Commission and all business plans, budgets, financial statements and other information made available to the Company's Board of Directors, subject to the Company's fiduciary duties and obligations to keep such materials confidential.

         6.4 Access to Records. Each of the Company and the Subsidiaries shall afford to the Purchaser and the Purchaser's authorized employees, counsel, accountants and other representatives free and full access, at all reasonable times to all of the books, records and properties of the Company or the Subsidiaries, as the case may be, and to all officers of the Company or the Subsidiaries, as the case may be, upon reasonable advance notice by the Purchaser to the Company or its Subsidiaries, as the case may be, in order to verify the representations and warranties made and information delivered to the Purchaser pursuant to this Agreement.

         6.5 Affirmative Covenants. Each of the Company and the Subsidiaries covenants and agrees with the Purchasers as follows:

                 (a) Corporate Existence Properties, Etc. Each of the Company and the Subsidiaries shall, and shall cause each of its Affiliates (as defined in Section 10.1(i) below) to: maintain, preserve, and keep in full force and effect its corporate existence and all rights, franchises, licenses, insurance policies and permits necessary to the proper conduct of its business and to the ownership, lease, or operation of its properties which, if not so maintained, could reasonably be expected to have a $100,000 or greater adverse effect on it, except that this provision shall not restrict the Company's ability to effect merger of the Subsidiaries of the Company. The Company agrees to take all action that may be reasonably required to obtain, preserve, renew and extend all material licenses, permits, authorizations, trade names, trademarks, service names, service marks, copyrights and patents that are necessary for the continuance of the operation of any such property by it.

                 (b) Payment of Taxes. Each of the Company and the Subsidiaries shall, and shall cause each of its Affiliates to, pay all taxes, assessments and governmental charges or liens imposed upon it or upon its income or receipts or upon any of its properties (except with respect to taxes being contested in good faith by appropriate legal proceedings), which if not so paid could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole.

         6.6 Three-Year Business Plan. The Company agrees to provide to the Purchaser, as soon as practicable after it is available, copies of the Company's Three-Year Business Plan.

         6.7 Emergency Business Plan. The Company will provide the Purchaser prior to Closing with copies of its emergency business plans.

                                   SECTION 7

                           COVENANTS OF THE PURCHASER

         Until the termination of this Agreement in accordance with the provisions of Section 10.2 hereof or the particular covenant, as the case may be:

         7.1 Limitation on Ownership of Voting Stock. The Purchaser shall not (and Purchaser shall not permit any of its Affiliates to) acquire, directly or indirectly, beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, as provided in this Agreement or the Warrant or by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) or authorize or make a tender, exchange or other offer, without the written consent of the Company, if the effect of such acquisition or offer would be to increase the Voting Power of all Voting Stock then owned by Purchaser or its Affiliates or which it has a right to acquire to more than the percentage of the Total Voting Power of the Company which Purchaser is entitled to hold at such time as provided in this
Section 7.1:

                 (a) The Purchaser shall be entitled to hold Voting Stock up to, and not to exceed except as permitted by this Agreement, 25% of the Total Potential Voting Power of the Company. Subject to such limitation, shares of Voting Stock not acquired by the Purchaser from the Company upon exercise of the Warrant or pursuant to Section 7.8 may be acquired by the Purchaser in the open market, from third parties or otherwise, so long as the Warrant has been exercised prior to such purchases.

                 (b) The Purchaser may acquire Voting Stock without regard to the limitations in this Section 7.1 if a tender offer is made (as evidenced by the filing with the SEC of a Schedule 14D-1 (or any successor schedule or form promulgated or adopted for such purpose by the SEC) and the actual dissemination of tender offer materials to security holders) by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire shares of Voting Stock with aggregate Voting Power of at least 40% of the Total Voting Power of the Company then in effect; provided, however, that this provision shall not be effective until such time as the Purchaser in the exercise of the sole reasonable judgment of its Board of Directors, after consultation with its advisors, shall reasonably conclude that such tender offeror can finance such tender offer. If an offer or proposed acquisition is made by any person or group which pursuant to this
Section 7.1(b) releases the Purchaser from the limitations set forth herein, which offer or proposed acquisition subsequently expires, is enjoined or terminated prior to any purchases thereunder or is otherwise withdrawn, upon the effectiveness of such expiration, injunction or termination the limitations of this Section 7.1(b) shall be reimposed, except that the Purchaser shall not be obligated to dispose of any Voting Stock acquired of record or beneficially during the pendency of such tender offer or proposed acquisition.

                 (c) Purchaser may acquire Voting Stock (or rights to acquire Voting Stock) without regard to the limitations in this Section 7.1 as soon as it is publicly disclosed or Purchaser otherwise learns that another person or group subject to the filing requirements of Section 13(d)(i) of the Exchange Act with respect to such purchase has acquired, whether from the Company or otherwise, any Voting Stock (or rights to acquire Voting Stock), which results in such person or group owning or having the right to acquire Voting Stock with Total Voting Power of not less than 20%.

                 (d) The Purchaser will not be obligated to dispose of any shares of Voting Stock if the aggregate percentage ownership of the Purchaser in the Total Voting Power of the Company is increased as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates, but the Purchaser shall not acquire any additional Voting Stock above the limitations then applicable pursuant to Section 7.1, unless such acquisition would otherwise be permitted under this Agreement. If, after the Purchaser has acquired Voting Stock in response to the acquisition of Voting Stock by another person or group, as permitted by this Section 7.1, then the Purchaser shall not be obligated to dispose of any shares of Voting Stock if the aggregate percentage ownership of such third party or group is thereafter reduced.

                 (e) Notwithstanding the other provisions of this Section 7.1, the covenants and agreements of the Purchaser under this Section 7.1 shall terminate September 1, 1996.

         7.2 Voting. The Purchaser shall take such action as may be required so that all shares of Voting Stock owned by the Purchaser are voted for the Purchaser's nominee to the Board of Directors of the Company in accordance with the recommendation of the Board of Directors consistent with the provisions of Section 6.2. Unless the Company otherwise consents in writing, the Purchaser shall take such action as may be required so that all shares of Voting Stock owned by the Purchaser are voted in accordance with the recommendations of the Board of Directors on all matters to be voted on by holders of Voting Stock in not less than the same proportion as the votes cast by the other holders of Voting Stock with respect to such matters; provided, however, that Voting Stock owned by Purchaser may be voted as the Purchaser determines in its sole discretion on any Significant Event (as defined in Section 10.1(c) below) presented to be voted on by the holders of Voting Stock. The Purchaser, as a holder of shares of Voting Stock, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Stock beneficially owned by the Purchaser may be counted for the purposes of determining the presence of a quorum at such meetings. Notwithstanding any other provision of this Section 7.2, the provisions of this Section 7.2 shall terminate and be of no further force and effect should the provisions of Sections 7.1 and 7.6 be terminated for any reason.

         7.3 Voting Trust, etc. So long as Section 7.1 hereof is in effect and has not been terminated for any reason, the Purchaser shall not deposit any shares of Voting Stock in a voting trust or, except as otherwise provided herein, subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock.

         7.4 Solicitation of Proxies. So long as Section 7.1 hereof is in effect and has not been terminated for any reason, without the Company's prior written consent, the Purchaser shall not solicit proxies with respect to any Voting Stock or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act relating to the election of directors of the Company); provided, however, that the Purchaser shall not be deemed to be a "participant" by reason of the exercise of any right permitted by Section 6.2.

         7.5 Acts in Concert with Others. So long as Section 7.1 hereof is in effect and has not been terminated for any reason, the Purchaser shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Voting Stock; provided, however, that Purchaser shall be permitted to act in concert with any of its Affiliates or Subsidiaries to transfer the Voting Stock the Purchaser is then authorized to hold pursuant to this Section 7 among such entities.

         7.6 Restrictions on Transfer of Voting Stock. Prior to September 1, 1996, Purchaser and its Affiliates shall not, directly or indirectly, without the written consent of the Company, sell or transfer any Voting Stock except (i) to the Company or any person or group approved by the Company; (ii) to any Subsidiary or Affiliate of the Purchaser, all of the voting stock of which is owned by the Purchaser or its Affiliates (a "Wholly-Owned Subsidiary"); (iii) pursuant to a bona fide public offering registered under the Securities Act of either Voting Stock or securities exchangeable or exercisable for Voting Stock or pursuant to a rights offering or a dividend or other ratable distribution to stockholders of the Purchaser;
(iv) pursuant to Rule 144 under the Securities Act (but only to the extent the sale or transfer of Voting Stock at any time is in compliance with the volume limitations under paragraph (e) thereunder); (v) in any other transactions not otherwise described in this Section 7.6 (including open market transactions), subject to the Company's right of first refusal as set forth in Section 8.1 hereof or in response to (1) an offer to purchase or exchange for cash or other consideration any Voting Stock (a) which is made by or on behalf of the Company or (b) which is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the Company's stockholders of such Board's position on such offer, or (2) subject to the Company's right of first refusal as set forth in Section 8.2, any other offer made by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of more than 40% of the Total Voting Power of the Company then in effect. Notwithstanding the foregoing, with respect to Section 7.6(v), Purchaser shall not sell or transfer any Voting Stock in single transactions exceeding 5% of the Total Voting Power of the Company to any single person or group and such sales or transfers shall not directly or indirectly, result, to the best knowledge of the Purchaser after reasonable inquiry, in any single person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of 10% or more of the Total Voting Power of the Company then in effect.

         Notwithstanding the foregoing, upon the acquisition by a single person or group (as defined hereinafter) of Voting Stock, whether from the Company or otherwise, representing 20% or more of the Company's Total Voting Power, the restrictions set forth in this Section 7.6 shall terminate.

         7.7 Confidential Information. The Company may from time to time pursuant to this Agreement (including pursuant to Section 6.4 hereof) disclose to Purchaser certain strategic, technical, financial or other information which the Company deems to be confidential. The Purchaser agrees that all such confidential information will be kept confidential unless such information (i) is already lawfully in the Purchaser's or its Affiliates' possession, (ii) becomes generally available to the public other than as a result of a disclosure by the Purchaser or any of its directors, officers, employees, agents, advisors or Affiliates, (iii) becomes available to the Purchaser or its Affiliates on a nonconfidential basis from a source other than the Company or its advisors, provided that such source is not known to the Purchaser or its Affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party, (iv) is required to be disclosed by the Purchaser or its Affiliates by operation of law, (v) is disclosed by the Purchaser or its Affiliates with the Company's prior written approval, (vi) has been held by the Purchaser or its Affiliates for not less than two (2) years from the date of receipt, provided that the confidentiality of confidential information furnished to an individual designated by the Purchaser as a director on the Company's Board of Directors (and not additionally furnished to other representatives of the Purchaser) shall not lapse by virtue of this clause, or
(vii) is independently developed by the Purchaser or its Affiliates. Notwithstanding anything to the contrary, the Purchaser may disclose such confidential information to its directors, officers, employees, agents or advisors so long as it takes appropriate measures to protect the confidentiality thereof, which measures shall include at least the same degree of care that the Purchaser uses to protect its own confidential information of a similar nature. In the event that the Purchaser or any of its representatives is requested or required to disclose any of the confidential information referred to above, the Purchaser will provide the Company with prompt notice of such request or requirement so that the Company may, at the Company's expense, seek a protective order or waive the Purchaser's compliance with this Section 7.7, as appropriate. The Purchaser further acknowledges and understands that any information so obtained which may be considered "insider" nonpublic information will not be utilized by the Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal securities laws.

         7.8     Right to Maintain.

                 (a) If the percentage interest of the Purchaser in the Total Potential Voting Power of the Company is at or less than 25%, (the "Threshold Interest"), and is reduced as a result of an issuance by the Company of any Voting Stock (including any issuance following conversion of any security convertible into or exchangeable for Voting Stock or upon exercise of any option, warrant or other right to acquire any Voting Stock, but excluding issuance of the Warrant Shares), the Purchaser shall have the right to purchase from the Company for cash upon the terms set forth in this Section 7.8 up to and including that number of shares of Voting Stock which, if purchased by the Purchaser, would result in the Purchaser's retaining the Threshold Interest held by the Purchaser immediately prior to such reduction of the Purchaser's interest.

                 (b) The purchase price per share at which the Purchaser shall be entitled to purchase Voting Stock under this Section 7.8 shall be determined as follows:

                                    (i)    If the event giving rise to the
Purchaser's rights is one or more issuances of Voting Stock (including any issuance resulting from the conversion or exercise of any security or other right to acquire Voting Stock, but excluding issuance of the Warrant Shares) pursuant to the Company's present or future stock option, stock purchase or other stock plans for the benefit of employees, directors, officers, consultants or others, the price shall be the Average Market Price per share of Voting Stock determined as of the date of the issuance and sale of such Voting Stock.

                                   (ii)    If the event giving rise to the
Purchaser's rights is a sale or issuance of Voting Stock for cash or property, including, without limitation, for securities or assets or by way of merger in connection with the acquisition of another company, and is not treated under paragraph 7.8(b)(i) above, the price shall be the price per share specified in the agreement relating to such issuance or, if no such price is specified, the Average Market Price per share of Voting Stock determined as of the date of issuance and sale of such Voting Stock;

                                  (iii)    If the event giving rise to the
Purchaser's rights is an issuance of Voting Stock upon conversion of any security convertible into or exchangeable for Common Stock or upon exercise of any option, warrant or right to acquire any Voting Stock, but excluding issuance of the Warrant Shares, and is not treated under paragraph 7.8(b)(i) or
(ii) above, the price shall be the Average Market Price per share of Voting Stock determined as of the date of such conversion or exercise.

                                   (iv)    If the event giving rise to the
Purchaser's rights is an underwritten public offering or an institutional private placement, the price shall be the price per share at which the Voting Stock was sold by the Company.

                                    (v)    In all other cases, the price shall
be the Average Market Price per share of Voting Stock determined as of the date of the issuance and sale of such Voting Stock.

                 (c) The Company shall notify the Purchaser by written, dated notice not later than ten (10) business days after an issuance giving rise to the Purchaser's rights under this Section 7.8 and, if such offer is accepted in writing within thirty (30) days of such offer (except as provided in the next sentence), effect the sale of the securities to the Purchaser in accordance with this paragraph. If the event giving rise to the Purchaser's rights is an underwritten public offering or an institutional private placement of securities by the Company, and if the Company gives the Purchaser notice of such offering at least fifteen (15) days in advance of the effective date of the offering, then unless the Purchaser notifies the Company of its irrevocable acceptance of such offer within the first ten (10) days of such 15-day period (for the purpose of permitting the Company to disclose the fact of the Purchaser's intention in the prospectus relating to such underwritten public offering or institutional private placement), the Company shall be under no obligation to sell securities to the Purchaser under this Section 7.8 as a result of such underwritten public offering or institutional private placement.

                 (d) The purchase and sale of any shares of Voting Stock pursuant to any offer made under this Section 7.8 that is accepted by the Purchaser shall take place at 10:00 a.m. on the third business day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the HSR Act and the receipt of all other applicable regulatory approvals, or, if no waiting period is imposed on such purchase and sale by the HSR Act, on the third business day following the Purchaser's acceptance of such offer and compliance with applicable laws and regulations, at the offices of the Company located at the address set forth in this Agreement, or at such other time and place as the Company and the Purchaser may agree. The purchase price shall be payable by wire transfer in same day funds. The Company and the Purchaser shall comply with all federal and state laws and regulations and requirements of the NASD, or any securities exchange on which the Company's securities may then be listed, applicable to any purchase and sale of shares of Voting Stock under this Section 7.8.

                 (e) Notwithstanding the foregoing, if any issuance of securities requiring the Company to make an offer of Voting Stock to the Purchaser under this Section 7.8 shall be for a number of securities representing less than 2% of the Total Voting Power of the Company immediately following such issuance, the Company shall have the right to delay giving the notice otherwise required by Section 7.8(c) until the earlier of (i) the next issuance which, together with all issuances after which notice was delayed pursuant to this sentence, shall represent an aggregate of 2% or more of the Total Voting Power of the Company then in effect or (ii) the 45th calendar day preceding the last day of the Company's fiscal year for accounting purposes, and, thereupon, the Company shall give such notice with respect to all shares of Voting Stock which it shall be obligated to offer to sell to the Purchaser at the price determined in Section 7.8(b) hereof and which shall not have been the subject of a previous notice pursuant to Section 7.8(c); provided, however, that the Purchaser shall have the right to request the purchase of all shares of Voting Stock which the Purchaser has a right to acquire under this Section 7.8 at any time (a) if a bona fide tender or exchange offer is made by another person or group to purchase or exchange for cash or other consideration any Voting Stock from the Company's stockholders generally, or (b) upon the Company's publication or setting of a record date of its stockholders; and, in either such event and upon the receipt of such request, the Company shall use its reasonable efforts to issue all such shares to the Purchaser pursuant to the provisions of this Section 7.8.

                 (f) If Purchaser sells any Voting Stock, or fails to exercise its right to acquire additional Voting Stock as permitted in this
Section 7.8 within the time period prescribed, the Threshold Interest which the Purchaser is then entitled to maintain under this Section 7.8 shall be reduced to the Purchaser's percentage ownership that results immediately following such sale or failure to exercise.

                 (g)      The Purchaser shall forfeit all rights under this
Section 7.8 if at any time the Purchaser's Voting Stock represents less than 5% (inclusive of the shares the Purchaser is entitled to purchase under an outstanding offer pursuant to this Section 7.8) of the Total Voting Power the Company (even if the Purchaser's percentage interest should subsequently increase for any reason to 5% or more).

         7.9 Acquisition of Stock. The Purchaser shall advise management of the Company as to the Purchaser's general plans to acquire any additional shares of Voting Stock, or rights thereto, reasonably in advance of any such acquisitions; provided, however, that if advance notice of acquisitions of Voting Stock, or rights thereto, in the open market is not reasonably practicable, notice of any such acquisition shall be made promptly following such acquisition. All of the Purchaser's purchases of Voting Stock shall be in compliance with applicable laws and regulations and the provisions of this Agreement.

         7.10 Termination of Certain Sections. Notwithstanding any other provision in this Section 7, the provisions of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8 and 7.9 shall terminate and be of no further force and effect on the earliest of (i) September 1, 1996, (ii) such time as Purchaser holds less than 5% of the Total Voting Power of the Company, or (iii) such earlier time as may be provided in the relevant section of this Agreement.

         7.11 Further Termination. Notwithstanding any other provision in this Section 7, the provisions of Sections 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this Agreement shall terminate upon the commencement of any bankruptcy, insolvency or reorganization action by the Company or against the Company by any other party.

         7.12 Repurchase Option. A separate agreement will be negotiated between the Company and the Purchaser covering measures to ensure continuity of core management. As part of this agreement, the Purchaser will offer to the Company the option to repurchase to 300,000 shares of the Shares purchased by the Purchaser under this Agreement at $8.625 per share.


                                   SECTION 8

                         COMPANY RIGHT OF FIRST REFUSAL

         8.1 Right of First Refusal. Prior to making any sale or transfer of Voting Stock of the Company pursuant to Section 7.6(v), Purchaser shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                 (a) The Purchaser shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the names of the proposed purchasers or transferees, the amount of Voting Stock proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

                 (b) The Company shall have the right, exercisable by written notice given by the Company to the Purchaser within twenty (20) days after receipt of such Transfer Notice, to purchase all or any portion of the Voting Stock specified in such Transfer Notice for cash per share equal to the Transfer Price.

                 (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Voting Stock with respect to which such right has been exercised shall take place within sixty (60) days after the Company gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                 (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Purchaser shall be free, during the period of ninety (90) days following the expiration of such time for exercise, to sell the Voting Stock specified in such Transfer Notice on terms no less favorable to the Purchaser than the terms specified in such Transfer Notice, which period shall be extended, if necessary, to comply with applicable securities laws and regulations. The transferee shall acquire such Voting Stock free from any of the provisions of this Agreement, provided, however, such Voting Stock shall be subject to any restrictions imposed under applicable securities laws and regulations.

                 (e)      The right of first refusal granted under this Section
8.1 shall expire on September 1, 1996, subject to the provisions of Sections
4.8 and 7.6 above.

         8.2 Tender Offer Sale. Prior to making any sale or exchange of Voting Stock pursuant to Section 7.6(vi)(2) in response to a tender or exchange offer, Purchaser shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                 (a) The Purchaser shall give notice (the "Tender Notice") to the Company in writing of such intention no later than ten (10) days prior to the latest time (as the same may be extended) by which Voting Stock must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer (the "Tender Date"), specifying the amount of Voting Stock proposed to be tendered. For purposes hereof, a tender offer to purchase Voting Stock shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible to fulfill when the offer is made, without giving effect to the Company's right of first refusal).

                 (b) If the Tender Notice is given, the Company shall have the right, exercisable by giving notice (the "Purchase Notice") to the Purchaser at least five (5) business days prior to the Tender Date, to purchase all or any portion of the Voting Stock specified in the Tender Notice for cash. If the Company exercises such right by giving such notice, the closing of the purchase of such Voting Stock shall take place on the fifth business day after the tender offer is consummated, or such earlier time as the Company and Purchaser shall agree; provided that the Company's obligation to purchase such shares of Voting Stock following delivery of any Purchase Notice shall be contingent on consummation of the tender offer referred to in the corresponding Tender Notice. As a condition to the effectiveness of any exercise by the Company of its rights to purchase under this Section 8.2, at the time the Company delivers a Purchase Notice, it shall have provided for the payment to the Purchaser of the purchase price for such shares by an escrow of funds, letter of credit facility, bank guarantee or similar arrangement reasonably acceptable to the Purchaser. Upon exercise of this right of first refusal (including provision for payment as described above), the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith, subject only to consummation of the tender offer referred to in the corresponding Tender Notice.

                 (c) The purchase price to be paid by the Company pursuant to this Section 8.2, if such tender offer is consummated, shall be the purchase price that the Purchaser would have received if it had tendered the Voting Stock purchased by the Company and all such Voting Stock had been purchased in such tender offer, including any increases in the price paid by the tender offeror after exercise by the Company of its right of first refusal hereunder. If the purchase price paid by the tender offeror includes any property other than cash, the value of such property shall be determined in good faith by the Board of Directors of the Company. The Company and the Purchaser shall use their best efforts to cause any determination of the value of any such property included in the purchase price to be made within two (2) business days after consummation of the tender offer. The Company and the Purchaser shall each share equally the costs of any investment banking firm selected hereunder.

                 (d) If the Company does not exercise such right by giving such notice or fails to complete the purchase, then the Purchaser shall be free to accept the tender offer with respect to which the Tender Notice was given.

                 (e) The provisions of this Section 8.2 shall expire on September 1, 1996, subject to the provisions of Sections 4.8 and 7.6 above.

         8.3 Assignment of Rights. In the event that the Company elects to exercise a right of first refusal under this Section 8, the Company may specify prior to closing such purchase another person as its designee to purchase all or part of the Voting Stock to which such notice relates. Any such designee shall be subject to the approval of the Purchaser proposing to sell or tender, as the case may be, any of its Shares, which approval shall not unreasonably be withheld. If the Company shall designate another person as the purchaser pursuant to this Section 8, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if such person shall fail to do so.

         8.4     Termination.  Notwithstanding any other provision of this
Section 8, the provisions of this Section shall terminate and be of no further force and effect if the Total Voting Power then held by the Purchaser becomes less than five percent (5%) of the Total Voting Power of the Company.


                                   SECTION 9

                                INDEMNIFICATION


         9.1 Survival of Representations and Warranties. Notwithstanding any right of Purchaser fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. All representations and warranties here shall survive the execution and delivery of this Agreement for a period of two and one-half (2 1/2) years after the Closing and all covenants and agreements shall survive until performed or waived.

         9.2     Obligation to Indemnify.

                 (a) The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates (and the directors, officers, employees, successors and assigns of each of them) from and against all claims, actions, suits, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investiga-tion or other expenses (including but not limited to interest, penalties and reasonable attorneys' fees and disbursements incurred in connection with enforcing this indemnification or otherwise in connection with any of the foregoing) (collectively, the "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty or non- performance or noncompliance of any covenant of the Company contained in this Agreement, the Registration Rights Agreement (except as otherwise provided therein) and the Warrant.

                 (b) The Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates (and the directors, officers, employees, successors and assigns of each of them) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Purchaser or nonperformance or noncompliance of any covenant of the Purchaser contained in this Agreement, the Registration Rights Agreement (except as otherwise provided therein) and the Warrant.

         9.3     Notice and Opportunity to Defend.

                 (a) In the event that any party hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such person pursuant to Section 9.2, the person seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving prompt written notice thereof (a "Claims Notice") which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the party providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any claim, action, suit, hearing or other proceeding (a "Claim") is brought against any Indemnitee, the Indemnitor shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Indemnitee of its intention to do so within ten (10) days after receipt of the Claims Notice, with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's own expense, and thereupon to prosecute in the name and on behalf of the Indemnitee any available cross-claims, counterclaims or third- party claims arising with respect to the Claim. If the Indemnitor shall assume the defense of such Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Claim nor shall the Indemnitor settle such Claim without the written consent of the Indemnitee. As long as the Indemnitor is contesting any such Claim in good faith and on a timely basis, the Indemnitee shall not pay or settle any such Claim. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 9.3.(a) and without limiting the Indemnitor's right to assume, conduct and control the defense, compromise or settlement thereof, the Indemnitee shall be permitted to join in the defense of such Claim and to employ counsel at its own expense, so long as such joining does not interfere with the Indemnitor's right to conduct and control such matter.

                 (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed ten
(10) day period set forth in Section 9.3.(a), or shall notify the Indemnitee that it will not assume the defense of any such Claim, or if the Indemnitee shall have defenses available to it which conflict with or are different than the defenses of the Indemnitor, then the Indemnitee may assume the defense of any such Claim at the Indemnitor's expense, in which event it may do so in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made in any litigation or other proceeding with respect to such Claim or any settlement thereof effected by the Indemnitee.


                                   SECTION 10

                                 MISCELLANEOUS

         10.1    Certain Definitions.  As used in this Agreement:

                 (a) The term "Total Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting.

                 (b) The term "Voting Stock" means the Common Stock and any other securities issued by the Company, including the Warrant Shares when issued upon exercise of the Warrant, having the ordinary power to vote in the election of directors of the Company.

                 (c) The term "Significant Event" means (i) any proposed amendment to the Certificate of Incorporation or Bylaws of the Company (other than a proposal to create an authorized class of Preferred Stock or increase the number of authorized shares of

Common Stock or Preferred Stock), (ii) disposition of the Company (by way of merger, sale of stock or disposition of all or substantially all assets or otherwise), (iii) recapitalization, (iv) liquidation or dissolution, (v) any vote pursuant to any provision of law or the Company's Certificate of Incorporation or Bylaws requiring or permitting stockholders to approve any business combination proposed by or with another person or its affiliates which have acquired a certain percentage of the Company's shares or to grant voting rights to such person or to waive or adopt provisions requiring such a vote, or
(vi) any action, including a change in the size, structure or membership of the Company's Board of Directors which the Purchaser, in its sole discretion, determines would be materially adverse to the Purchaser's interest in the Company (other than actions contemplated by this Agreement).

                 (d) "Average Market Price" of the Voting Stock at any date shall be the average, based on the ten (10) consecutive trading days ending on the trading date last preceding the date of determination of such price (the "Average"), of the closing prices for a share of such security on the principal national securities exchange on which such security is listed, or, if such security is not listed on any national securities exchange, the Average of the closing prices for a share of such security on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if such closing prices shall not be reported on NASDAQ, the Average of the mean between the closing bid and asked prices of a share of such security in such case as reported by The Wall Street Journal, or, if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the value as determined by a single nationally recognized investment banking firm jointly selected by the Company and the Purchaser. For this purpose, the parties shall use their best efforts to cause any determination of the value to be made within ten (10) business days after the date on which the value is to be measured. The determination by the investment banking firm selected in the manner set forth above shall be conclusive.

                 (e) The terms "beneficial ownership" or "beneficial owner" refer to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to the acquiring, holding or ownership of Voting Stock hereunder mean beneficial ownership.

                 (f) The term "group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

                 (g) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                 (h) The term "Total Potential Voting Power," as it relates to Purchaser's equity position in the Company shall mean Purchaser's percentage of Total Voting Power after taking into account the exercise by Purchase of the Warrant and any other securities or other instruments held by Purchaser which are convertible into Voting Stock.

                 (i) The term "Affiliate" shall mean any person that controls, is controlled by or is under common control with the referenced person.

         10.2    Termination of Agreement.  This Agreement may be terminated:

                 (a) by either party prior to the Closing if the other party violates or fails to perform any of the material covenants or agreements of the other party under this Agreement; provided, however, that neither party shall be entitled to terminate this Agreement pursuant to this sentence unless it shall have delivered written notice of such default to the other party and such default shall not have been cured within thirty (30) days after delivery of such notice;

                 (b) by Purchaser or the Company if the Closing shall not have taken place on or before October 31, 1994; or

                 (c)      upon mutual consent of Purchaser of the Company.

         10.3 Effect of Termination. From and after the termination of this Agreement, the covenants, obligations and agreements of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto; provided, however, that in the event of such termination, to the extent the terms thereof continue to be applicable, the covenant of the Purchaser contained in Section 7.7 shall continue in full force and effect.

         10.4 Best Efforts. The Company and Purchaser shall use their respective best efforts to take all actions required under the HSR Act and under any law, rule or regulation adopted subsequent to the date hereto in order that the Company may sell the Shares and the Warrant to the Purchaser and the Purchaser may purchase the Shares and the Warrant and any Voting Stock it may wish to purchase in the future and to ensure that the conditions to the Closing set forth herein are satisfied on or before the scheduled date of such Closing.

         10.5 Governing Law; Disputes. This Agreement is made subject to and shall be construed under the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state. The parties agree that the state and federal courts situated in the State of Delaware shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereto irrevocably waive trial by jury. In the event of any litigation hereunder, the prevailing party shall be entitled to costs and reasonable attorneys' fees. In the event of any breach of the provisions of this Agreement, the parties shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the parties with respect thereto at law or in equity. Notwithstanding anything to the contrary herein or which may be based on facts or circumstances pertaining to this Agreement, the Company hereby irrevocably and unconditionally waives and releases all rights and claims that it may now or hereafter have that Purchaser's parent, Siemens Aktiengesellschaft or any of Purchaser's Affiliates organized outside the United States (including Siemens Nixdorf Informationssysteme AG, ("SNI")), is subject to the jurisdiction of the federal or state courts of the United States with respect to this Agreement, provided that nothing in such waiver and release shall affect the Company's rights, if any, to pursue any claim whatsoever against Siemens Aktiengesellschaft or SNI in the courts of the Federal Republic of Germany. In addition, Purchaser hereby irrevocably and unconditionally waives and releases all rights and claims that it may now or hereafter have that the Company is subject to the jurisdiction of the courts of the Federal Republic of Germany with respect to this Agreement, provided that nothing in such waiver and release shall affect Purchaser's rights, if any, to pursue any claim whatsoever against the Company in the federal or state courts of the United States.

         10.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by a party without the prior written consent of the other party; provided, however, that the Purchaser shall have the right, upon prior notice to the Company, to assign this Agreement to any Wholly-Owned Subsidiary of the Purchaser, the principal offices of which are located in the United States.

         10.7 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         10.8 Notices and Dates. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered, certified mail or facsimile, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

                 (a)      if to the Company, to it at:

                          Pyramid Technology Corporation
                          3860 North First Street
                          San Jose, CA  95134
                          Attn: General Counsel
                          (408) 428-8820 (fax)

                          with a copy to:

                          Larry W. Sonsini, Esq.
                          Wilson, Sonsini, Goodrich & Rosati
                          650 Page Mill Road
                          Palo Alto, CA 94304-1050
                          (415) 496-4084 (fax)

                 (b)      if to Purchaser, to it at:

                          Siemens Nixdorf
                          Information Systems, Inc.
                          c/o Siemens Nixdorf Informationssysteme AG
                          Postcach 2160
                          Furstenalle 7W-4790
                          Paderborn, Germany
                          Attn:  Mr. G. Schulmeyer
                          011-4989-636-2519 (fax)
                          with a copy to:

                          Siemens Corporation
                          1301 Avenue of the Americas, 42nd Floor
                          New York, NY 10019
                          Attn:  E. Robert Lupone, Esq., Legal Department
                          (212) 258-4945 (fax)

All such notices and communications shall be effective when received by the addressee. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         10.9    Brokers.

                 (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary, except Smith Barney Inc. ("Smith Barney"), to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. All fees, commissions and other payments owing to Smith Barney as a result of its or its employees' participation, negotiations, or other actions, taken in connection with this Agreement are the sole responsibility and obligation of the Company. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to Smith Barney or any other party acting on behalf of the Company hereunder.

                 (b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on its behalf.

         10.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         10.11 Injunctive Relief. Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

         10.12 Attorneys' Fees. The prevailing party in any litigation between Purchaser and the Company involving this Agreement, the Registration Rights Agreement or the Warrant shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

         10.13 Costs and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

         10.14 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

         10.15 Publicity. Purchaser and the Company shall not, without the prior approval of each other party hereto, make or cause to be made any press release or other public statement concerning the transactions contemplated from time to time by this Agreement, except as and to the extent that any party hereto is so obligated by law or the regulations of any stock exchange or the NASD (but only after the Company or the Purchaser, as the case may be, shall have consulted with the other party in advance regarding the form and substance of such press release or public statement).

         10.16 Counterparts. This Agreement may be executed in counterpart copies, each of which shall be deemed as original and all of which, when taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

"COMPANY"                      PYRAMID TECHNOLOGY CORPORATION



                               By:     /s/ Richard H. Lussier
                                       -----------------------------
                                       Name:   Richard H. Lussier
                                       Title:  Chairman & CEO


"PURCHASER"                    SIEMENS NIXDORF INFORMATION SYSTEMS, INC.



                               By:     /s/ Gerhard Schulmeyer
                                       -----------------------------
                                       Name:   Gerhard Schulmeyer
                                       Title:  Chairman



                               By:     /s/ Robert F. Hoogstraten
                                       -----------------------------
                                       Name:   Robert F. Hoogstraten
                                       Title:  Member of the Board





                                     - 41 -